UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 3, 2014 (July 1, 2014)

EFACTOR GROUP CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-51569	84-1598154
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

605 Market Street, Suite 600

San Francisco, California 94105

(Address of Principal Executive Offices)

(650) 380-8280

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Exchange Agreement with HT Skills Ltd.

On July 1, 2014, EFactor Group Corp. (the “Company”) entered into an Exchange Agreement (the “HT Agreement”) by and among the Company, HT Skills Ltd., an entity organized under the laws of England and Wales (“HT Skills”), and Five5Five PTE Ltd., the sole shareholder of HT Skills (the “HT Seller”). On the same date, the parties consummated the transaction, pursuant to which the HT Seller sold, and the Company purchased, all of HT Skills’ outstanding capital stock (the “HT Transaction”), in exchange for 13,319,100 unregistered shares of the Company’s common stock. In connection with the HT Transaction, the Company agreed to loan HT Skills $150,000 at ten percent interest per annum for working capital purposes. The HT Transaction and the HT Agreement were approved by the Company’s board of directors and the board of directors and the sole shareholder of HT Skills. The HT Agreement contains customary representations, warranties, and covenants by each of the parties.

The foregoing description of the HT Agreement does not purport to be a complete statement of the parties’ rights under the HT Agreement and is qualified in its entirety by reference to the full text of the HT Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1 and incorporated by reference herein.

Exchange Agreement with Member Digital Ltd.

On July 1, 2014, the Company also entered into an Exchange Agreement (the “MD Agreement”) by and among the Company, Member Digital Ltd., an entity organized under the laws of England and Wales (“Member Digital”), and the shareholders of Member Digital (the “MD Sellers”). On the same date, the parties consummated the transaction, pursuant to which the MD Sellers sold, and the Company purchased, all of Member Digital’s outstanding capital stock (the “MD Transaction”), in exchange for 1,250,000 unregistered shares of the Company’s common stock. The MD Transaction and the MD Agreement were approved by the Company’s board of directors and the board of directors and shareholders of Member Digital. The MD Agreement contains customary representations, warranties, and covenants by each of the parties.

The foregoing description of the MD Agreement does not purport to be a complete statement of the parties’ rights under the MD Agreement and is qualified in its entirety by reference to the full text of the MD Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.2 and incorporated by reference herein.

Exchange Agreement with Business Growth Systems, Ltd.

On July 1, 2014, the Company also entered into an Exchange Agreement (the “BGS Agreement”) by and among the Company, Business Growth Systems, Ltd., an entity organized under the laws of England and Wales (“BGS”), and the sole shareholder of BGS (the “BGS Seller”). On the same date, the parties consummated the transaction, pursuant to which the BGS Seller sold, and the Company purchased, all of BGS’ outstanding capital stock (the “BGS Transaction”), in exchange for 5,562,500 unregistered shares of the Company’s common stock. The BGS Transaction and the BGS Agreement were approved by the Company’s board of directors and the board of directors and the sole shareholder of BGS. The BGS Agreement contains customary representations, warranties, and covenants by each of the parties.

The foregoing description of the BGS Agreement does not purport to be a complete statement of the parties’ rights under the BGS Agreement and is qualified in its entirety by reference to the full text of the BGS Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.3 and incorporated by reference herein.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 above is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above with respect to the issuance of the Company’s common stock pursuant to the HT Agreement, the MD Agreement and the BGS Agreement is incorporated herein by reference. The foregoing transactions were undertaken in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended the (“Securities Act”) afforded by Section 4(2) thereof.

Item 7.01. Regulation FD Disclosure.

On July 2, 2014, the Company issued a press release announcing the completion of the HT Transaction and MD Transaction. A copy of this press release is furnished and attached as Exhibit 99.1 hereto and is incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The Company will file the financial statements required by this Item 9.01 not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information.

 The Company will file the pro forma financial information required by this Item 9.01 not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d)	Exhibits.

Exhibit No.	Description

10.1*	Exchange Agreement, dated as of July 1, 2014, by and among the Company, HT Skills Ltd. and Five5Five PTE Ltd.
10.2*	Exchange Agreement, dated as of July 1, 2014, by and among the Company, Member Digital Ltd. and the Shareholders of Member Digital Ltd.
10.3*	Exchange Agreement, dated as of July 1, 2014, by and among the Company, Business Growth Systems, Ltd. and the Shareholders of Business Growth Systems, Ltd.

99.1	Press release dated July 2, 2014.

*

Schedules, exhibits, and similar supporting attachments or agreements to this agreement are omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 3, 2014

EFACTOR GROUP CORP.

By:	/s/ Adriaan Reinders
Name: Adriaan Reinders
Title: President